	Fund Name	MML High Yield Fund
	Series Number	(Series 12)
	Name of Affiliate member of underwriting or selling syndicate	Jefferies & Co.

	(A) if part of an issue registered under the Securities Act of 1933 that is being offered to the public,
	(B) part of an issue of governmental securities, as defined in section 2(a)(16) of the Investment Company Act of 1940,
	(C) if Eligible Municipal Securities,
	(D) if Securities sold in an Eligible Foreign Offering,
	(E) if Securities sold in an Eligible Rule 144A Offering	Yes

	Issuer/Name of Security	Samson Investment Company
	Description of Security	Corporate Note

	Date Purchased	2/3/2012

	Underwriter(s) from whom purchased	JP Morgan Chase

	Syndicate Member(s)	J.P. Morgan
		BofA Merrill Lynch
		Wells Fargo Securities
		BMO Capital Markets
		Barclays Capital
		Citigroup
		Credit Suisse
		Mizuho Securities
		RBS Capital Markets
		Jefferies & Co.
		KKR
		BBVA
		Capital One Southcoast
		Mitsubishi UFJ Securities
		UBS Investment Bank
		SMBC Nikko
		TD Securities
		Comerica Securities

(U)	Aggregate Principal amount or Number of Shares	$700,000.00
(V)	Aggregate Purchase Price	$700,000.00
(Y)	Aggregate principal amount of such class of securities being offered	$2,250,000,000.00

	Purchase Price per Unit	$100.00

	Date First Offered:	2/3/2012
	Price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.	$100.00
	Commission, spread or profit (%)	2%

	The advisor/sub advisor certifies that the following information contained herein is complete and accurate and the following conditions have been satisfied:
	The purchase price did not exceed the price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.
	The underwriting was a Firm Commitment Underwriting:
	The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period
	For securities that are not municipal securities - The issuer has been in continuous operation for not less than three years, including the operations of any predecessors.

For municipal securities only - The issue of securities has received an investment grade rating from a NRSRO  or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in operation less than three years (including the

The amount of such securities purchased by all of the investment companies advised by the advisor and the relevant sub-advisor(s) to the Fund purchasing such securities did not exceed 25% of  (X) or (Y).

	No Affiliated Underwriter was a direct or indirect participant in the sale.
	Each transaction specified in this report has been effected in compliance with SEC Rule 10f-3.